UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 27, 2015

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.     Regulation FD Disclosure.

On April 27, 2015, the Company disclosed that, subsequent to the end of its fiscal quarter ended March 5, 2015, it had (i) agreed to repurchase approximately $110 million in aggregate principal amount of 2.375% Convertible Senior Notes due 2032 for an aggregate price of approximately $328 million, (ii) drawn $50 million under its senior secured five-year revolving credit facility and $75 million under its subsidiary’s senior secured five-year revolving credit facility and (iii) borrowed $47 million through its subsidiary under a two-year note collateralized by certain equipment.

Item 8.01.     Other Events.

On April 27, 2015, the Company issued a press release announcing the proposed private placement of senior notes. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of Micron Technology, Inc., dated April 27, 2015, announcing offering of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 27, 2015	By:	/s/ Mark W. Adams
		Name:	Mark W. Adams
		Title:	President

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED APRIL 27, 2015

Exhibit No.	Description

99.1	Press Release of Micron Technology, Inc., dated April 27, 2015, announcing offering of senior notes.